Exhibit 99.1

NEWS RELEASE

For Further Information:

AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro	Scott Eckstein
Chairman & CEO	Analysts/Investors
(312) 346-8100	(212) 827-3766
seckstein@mww.com

FOR IMMEDIATE RELEASE	NYSE: ORI
THURSDAY, JANUARY 26, 2012

OLD REPUBLIC REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2011

CHICAGO – January 26, 2012 – Old Republic International Corporation (NYSE: ORI), today reported the following results for the fourth quarter and full year 2011:

Financial Highlights
(Unaudited; All amounts in this report are in millions except per share data and percentages)

	Quarters Ended December 31,			Years Ended December 31,
	2011	2010	Change	2011	2010	Change
Operating Revenues	$1,179.8	$1,145.9	3.0%	$4,529.9	$3,993.5	13.4%
Net Operating Income (Loss)	(27.7)	(32.4)	14.5	(218.5)	(40.6)	N/M
Net Income (Loss)	$55.2	$(13.3)	N/M %	$(140.5)	$30.1	N/M %
Diluted Earnings Per Share:
Net Operating Income (Loss)	$(0.11)	$(0.12)	8.3%	$(0.86)	$(0.16)	N/M %
Net Income (Loss)	$0.22	$(0.05)	N/M %	$(0.55)	$0.13	N/M %

Cash Dividends Per Share	$0.1750	$0.1725	1.4%	$0.7000	$0.6900	1.4%
Ending Book Value Per Share				$14.76	$16.16	-8.7%

N/M: Not meaningful

Old Republic’s net operating loss for the 2011 fourth quarter was 14.5 percent lower than the previous year. For full year 2011, however, the loss reached $218.5 compared to $40.6 in 2010. In the aggregate, the general and title insurance segments reflected substantial operating improvements as underwriting accounts turned positive for the first time since 2007. By contrast, the run-off mortgage guaranty business sustained record-high operating losses as incurred claim costs intensified greatly throughout 2011. These results outweighed the better outcomes posted by the general and title insurance segments.

Old Republic International Corporation

The realization of much greater investment gains in last year’s final quarter was fully responsible for the period’s net income. For 2011 as a whole, these gains were approximately 10 percent higher year-over-year but still insufficient to drive bottom line results into positive territory.

Consolidated Results – The major components of Old Republic’s consolidated results and other data for the periods reported upon are shown below.

	Quarters Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Operating revenues:
General insurance	$661.8	$626.2	$2,547.1	$2,074.9
Mortgage guaranty	120.7	133.3	506.1	588.4
Title insurance	379.4	364.4	1,391.8	1,238.8
Corporate and other	17.8	21.8	84.8	91.2
Total	$1,179.8	$1,145.9	$4,529.9	$3,993.5
Pretax operating income (loss):
General insurance	$100.0	$48.2	$304.3	$172.7
Mortgage guaranty	(163.2)	(110.4)	(678.1)	(260.8)
Title insurance	18.3	8.3	36.2	9.4
Corporate and other	(3.5)	.7	(14.6)	(2.8)
Sub-total	(48.3)	(53.1)	(352.2)	(81.5)
Realized investment gains (losses):
From sales	127.6	29.4	165.8	110.3
From impairments	-	-	(50.2)	(1.2)
Net realized investment gains (losses)	127.6	29.4	115.5	109.1
Consolidated pretax income (loss)	79.2	(23.7)	(236.7)	27.6
Income taxes (credits)	24.0	(10.3)	(96.1)	(2.5)
Net income (loss)	$55.2	$(13.3)	$(140.5)	$30.1

Consolidated underwriting ratio:
Benefits and claim ratio	64.5%	64.6%	67.8%	63.4%
Expense ratio	46.9	47.6	48.0	48.0
Composite ratio	111.4%	112.2%	115.8%	111.4%

Diluted earnings per share:
Net operating income (loss)	$(0.11)	$(0.12)	$(0.86)	$(0.16)
Net realized investment gains (losses)	0.33	0.07	0.31	0.29
Net income (loss)	$0.22	$(0.05)	$(0.55)	$0.13

Cash dividends paid per share	$0.1750	$0.1725	$0.7000	$0.6900

Components of diluted
earnings per share:
Net operating income (loss):
General insurance	$0.26	$0.13	$0.82	$0.50
Mortgage guaranty	(0.42)	(0.27)	(1.74)	(0.69)
Title insurance	0.05	0.02	0.10	0.03
Corporate and other	-	-	(0.04)	-
Subtotal	(0.11)	(0.12)	(0.86)	(0.16)
Net realized investment gains (losses)	0.33	0.07	0.31	0.29
Net income (loss)	$0.22	$(0.05)	$(0.55)	$0.13

N/M: Not meaningful

The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items which may emerge from time to time can distort the comparability of the Company’s results from period to period. Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s basic business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability.

Old Republic International Corporation

The preceding tables show both operating and net income or loss to highlight the effects of realized investment gain or loss recognition on period-to-period comparisons. The composition of realized gains or losses follows:

	Quarters Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
Realized gains (losses) from sales of
previously impaired securities:
Actual tax basis (loss) on sales	$(154.7)	$-	$(154.7)	$(44.0)
Accounting adjustment for impairment
charges taken in prior periods	157.1	.2	157.5	72.2
Net amount included herein	2.3	.2	2.8	28.2
Net realized gains from sales of all other securities	125.3	29.1	163.0	82.1
Net gain (loss) from actual sales	127.6	29.4	165.8	110.3
Net realized losses from impairments	-	-	(50.2)	(1.2)
Net realized investment gains (losses) reported herein	$127.6	$29.4	$115.5	$109.1

General Insurance Results – Fourth quarter and full year 2011 operating earnings were affected positively by much lower incurred claim costs, slightly lower production expenses, and the inclusion of PMA’s accounts. Key indicators of this segment’s year-over-year performance follow:

	General Insurance Group
	Quarters Ended December 31,			Years Ended December 31,
	2011	2010	Change	2011	2010	Change
Net premiums earned	$566.2	$534.2	6.0%	$2,167.7	$1,782.1	21.6%
Net investment income	68.3	67.1	1.7	270.5	260.1	4.0
Benefits and claim costs	384.9	399.5	-3.7	1,544.8	1,361.8	13.4
Pretax operating income (loss)	$100.0	$48.2	107.4%	$304.3	$172.7	76.2%

Claim ratio	68.0%	74.8%	71.3%	76.4%
Expense ratio	25.0	26.1	25.6	26.6
Composite ratio	93.0%	100.9%	96.9%	103.0%

Full year 2011 inclusion of the PMA-related accounts resulted in approximate increases of $308.7 in net premiums earned, $16.1 in net investment income, $212.0 in benefits and claim costs, and $34.0 in pretax operating income. Fourth quarter 2011 and 2010 results are comparable since both periods are inclusive of the PMA contributions. Excluding the latter’s accounts for both 2011 and 2010, the remainder of general insurance net premium revenues reflected growth of approximately 6 percent and 4.5 percent in the fourth quarter and full year 2011, respectively. As reported in the past several years, the combination of ongoing recessionary conditions and a generally soft pricing environment in the commercial insurance arena has generally constrained premium growth. In more recent quarters, however, premium rates have strengthened gradually and to varying degrees in certain parts of the Company’s general insurance business. At the least, these pricing improvements should help counterbalance ongoing inflationary pressures on a variety of claim costs most susceptible to them.

Old Republic International Corporation

As summarized in the above table, aggregate insurance underwriting performance improved during 2011. Much of the gain stemmed from lower incurred claims in the consumer credit indemnity (“CCI“) line which has been in run-off operating mode since 2008. In this regard, CCI claims experience burdened the overall general insurance claim ratio by 0.6 and 6.2 percentage points in the fourth quarter of 2011 and 2010, and by 2.1 and 8.6 for the years then ended, respectively.

While the 2010 PMA merger produced a meaningful addition to the general insurance invested asset base, investment income did not grow proportionally as a consequence of lower market yields and the relatively short term orientation for the segment’s investment portfolio.

Mortgage Guaranty Results – Fourth quarter and annual performance in 2011 was mostly affected by a continued downtrend in earned premiums and record-high incurred claim costs. Key indicators of year-over-year performance follow:

	Mortgage Guaranty Group
	Quarters Ended December 31,			Years Ended December 31,
	2011	2010	Change	2011	2010	Change
Net premiums earned	$108.7	$113.0	-3.8%	$444.9	$498.8	-10.8%
Net investment income	11.5	19.1	-39.7	59.2	84.9	-30.3
Claim costs	262.4	223.6	17.3	1,057.1	766.2	38.0
Pretax operating income (loss)	$(163.2)	$(110.4)	-47.8%	$(678.1)	$(260.8)	-160.0%

Claim ratio	241.3%	197.8%	237.6%	153.6%
Expense ratio	17.5	15.7	23.9	14.4
Composite ratio	258.8%	213.5%	261.5%	168.0%

During 2010, Old Republic’s mortgage guaranty subsidiaries had negotiated the terminations of various captive reinsurance and pool insurance contracts. From a financial accounting standpoint, premiums obtained with terminations of captive reinsurance agreements are recognized as income when they are received rather than being deferred to future periods when the related claim costs are expected to arise. On the other hand terminations of pool insurance contracts cause a reduction of incurred claims due to the positive effect of reserves transferred, but negative cash flows ensue. As a result of these transactions, 2010 net premiums earned were enhanced by $13.6, net losses incurred were reduced by $51.8, and net operating cash outflows of $173.2 were sustained. No similarly significant transactions occurred during 2011.

Since the advent of the current economic crisis, new mortgage guaranty production has not added significantly to the Company’s net risk in force base. Ongoing weakness from the downturn in overall mortgage originations, lower industry-wide penetration of the nation's current mortgage market, and the effects of more selective underwriting guidelines employed since late 2007 have been contributing factors. Together with premium refunds related to claim rescissions and the above-noted termination of pool insurance contracts which effectively ended subsequent periods' premium inflows, these factors led to a continued decline in earned premiums during the periods reported upon.

Old Republic International Corporation

Net investment income dropped as a result of the lower invested asset base driven by the aggregate effect of higher claim disbursements, lower premium volume, termination of insured mortgage pools, and a low yield environment for quality securities to which the investment portfolio is directed.

The above-noted impact of captive and pool transactions on full year 2010 premiums and claims notwithstanding, mortgage guaranty claim costs rose by 17.3 percent and 29.2 percent in the quarter and year ended December 31, 2011, respectively. While newly reported defaults have continued in a downtrend, other offsetting factors have led to these higher costs. The combination of higher claim payments, and reduced levels of actual and estimated claim rescissions or denials on new and previously reported defaults are most accountable for the upward pressure on 2011 incurred claim costs. The following table shows the major components of the resulting claim ratios inclusive of the above-noted effects of captive reinsurance and pool insurance contract terminations.

		Mortgage Guaranty Group
		Quarters Ended		Years Ended
		December 31,		December 31,
		2011	2010	2011	2010
	Components of incurred claim ratio as a
	percent of earned premiums:
	Paid claims:
	Excluding captive and pool transactions	191.3%	274.2%	238.3%	190.4%
	Captive and pool transactions	-	-0.7	-0.7	31.8
	Paid claim ratio	191.3	273.5	237.6	222.2
	Claim reserve provisions:
	Excluding captive and pool transactions	50.0	-76.0	-0.1	-21.8
	Captive and pool transactions	-	0.3	0.1	-46.8
	Claim reserve provision ratio	50.0	-75.7	-	-68.6
Incurred claim ratio:	As reported	241.3%	197.8%	237.6%	153.6%
	Excluding captive
	and pool transactions	241.3%	198.2%	238.2%	168.6%

The 2011 expense ratios reflect non-recurring charges covering employment severance and similar costs, and the elimination of previously deferred acquisition costs no longer deemed recoverable in future run-off periods. For the fourth quarter and full year 2011, the aggregate charges and their effect on expense ratios were $5.0 and 4.6 percentage points, and $39.4 and 8.9 percentage points, respectively. Additionally, full year 2011 operating results reflect a third quarter $10.7 write-off of the historical goodwill account.

As noted in prior periods’ reports, the Company’s flagship mortgage guaranty insurance carrier, Republic Mortgage Insurance Company ("RMIC"), had been operating pursuant to a waiver of minimum state regulatory capital requirements since late 2009. This waiver expired on August 31, 2011. As a consequence, underwriting of new policies ceased and the existing book of business was voluntarily placed in run-off operating mode. On January 19, 2012, RMIC received an Order of Supervision (“Order”) from the North Carolina Department of Insurance. Pursuant to the Order, RMIC has been instructed to hereafter reduce the cash payment on all claims by 50 percent during an initial period not to exceed one year. The remaining 50 percent is to be included in RMIC’s statutory capital and will be paid at a future date as and when necessary funds are available. In these circumstances the run-off will devolve within constraints of Old Republic’s year-end 2011 investment of $40.5 in RMIC. Since no additional capital will be provided to this subsidiary, Old Republic’s future economic loss will be limited to the latter amount, or 16 cents per ORI outstanding share at December 31, 2011.

Old Republic International Corporation

The Company utilizes a proprietary model to forecast and evaluate the potential long-term performance of its book of business. Of necessity, the model takes into account actual premium and claim experience of prior periods, as well as a large number of assumptions and judgments about future outcomes that are highly sensitive to a wide range of estimates. Many of these relate to matters over which the Company has no control, including:
●	The conflicted interests, as well as the mortgage servicing and foreclosure practices of a large number of insured lending institutions;
●	General economic and industry-specific trends and events; and
●
The evolving or future social and economic policies of the U.S. Government vis-à-vis such critical sectors as the banking, mortgage lending, and housing industries, as well as its policies for resolving the insolvencies and future role of Fannie Mae and Freddie Mac.

These matters notwithstanding, the Company’s model of forecasted results extending through 2020 continues to reflect ultimate profitability for the book of business. While the establishment of a premium deficiency reserve is therefore unwarranted, the model nonetheless contemplates that results for years 2012-2013 will more likely than not reflect an operating loss far in excess of RMIC’s year-end 2011 statutory capital balance. The claim cost attenuation enabled by the above-noted Order could, however, mitigate or nullify the adverse effect of such losses on the statutory capital balance.

Recent years’ poor mortgage guaranty results notwithstanding, Old Republic maintains a long-term strategic interest in this important line of insurance. Any re-activation of the business, however, will require greater clarity about the future roles of Fannie Mae and Freddie Mac, or any successor to them, as well as the establishment of industry-wide risk management disciplines that address the long term catastrophe exposures of these financial guaranties. At this juncture there is no indication that these matters will be addressed by the industry or government institutions, and thus no assurance that an economically viable re-activation of Old Republic’s mortgage guaranty business will occur.

Title Insurance Results – Old Republic’s title insurance business reflected positive operating momentum as 2011 came to a close. Key performance indicators are shown below:

Old Republic International Corporation

	Title Insurance Group
	Quarters Ended December 31,			Years Ended December 31,
	2011	2010	Change	2011	2010	Change
Net premiums and fees earned	$372.1	$357.3	4.1%	$1,362.4	$1,211.0	12.5%
Net investment income	6.9	6.7	3.8	27.3	26.5	3.0
Claim costs	28.9	30.0	-3.5	105.7	96.8	9.1
Pretax operating income (loss)	$18.3	$8.3	121.3%	$36.2	$9.4	284.5%

Claim ratio	7.8%	8.4%	7.8%	8.0%
Expense ratio	88.8	89.6	91.2	93.0
Composite ratio	96.6%	98.0%	99.0%	101.0%

Growth in premiums and fees benefitted from a combination of factors. Key among these have been market share gains emanating from title industry dislocations and consolidation during the past three years or so, and greater levels of refinancing activity in more recent times. 2011 claim ratios were slightly lower in relation to 2010’s as claim frequency and severity abated. Year-over-year expense ratio comparisons benefitted from continued rationalization of the expense structure.

Corporate and Other Operations – The Company’s small life and health business and the net costs associated with the parent holding company and its internal services subsidiaries produced losses for 2011. A slight gain was posted in the fourth quarter of 2010 whereas a loss was booked for the year 2010.

Variations in the results posted by these relatively minor elements of Old Republic’s operations usually stem from volatility inherent to the small scale of its life and health business, fluctuations in the costs of external debt, and net interest expenses on intra-system financing arrangements.

	Corporate and Other Operations
	Quarters Ended December 31,			Years Ended December 31,
	2011	2010	Change	2011	2010	Change
Life & health premiums earned	$14.9	$19.4	-23.2%	$74.9	$81.4	-8.0%
Net investment income	2.2	1.9	16.1	7.4	7.3	2.4
Other income	.5	.4	30.1	2.4	2.5	-3.0
Benefits and claim costs	8.5	8.7	-2.0	38.5	40.3	-4.6
Insurance expenses	7.1	10.5	-32.5	39.4	43.8	-10.0
Corporate and other expenses-net	5.6	1.8	210.2	21.5	9.9	117.1
Pretax operating income (loss)	$(3.5)	$.7	N/M %	$(14.6)	$(2.8)	-407.4%

Cash, Invested Assets, and Shareholders’ Equity – The following table reflects Old Republic's consolidated cash and invested assets as well as shareholders' equity accounts at the dates shown:

		December 31,
		2011	2010	Change
Cash and invested assets:	Fair value basis	$10,685.2	$10,490.7	1.9%
	Original cost basis	$10,081.8	$10,015.1	0.7%

Shareholders’ equity:	Total	$3,772.5	$4,121.4	-8.5%
	Per common share	$14.76	$16.16	-8.7%

Composition of shareholders’ equity per share:
Equity before items below		$13.13	$14.36	-8.6%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)		1.63	1.80
Total		$14.76	$16.16	-8.7%

Old Republic International Corporation

Consolidated cash flow from operating activities produced a deficit of $94.9 for the year ended 2011 compared to a deficit of $282.2 for 2010. Most of the year-over-year improvement stemmed from much higher operating cash flows in the general insurance segment.

The consolidated investment portfolio reflects a current allocation of approximately 80 percent to fixed-maturity securities and 6 percent to equities. As has been the case for many years, Old Republic’s invested assets are managed in consideration of enterprise-wide risk management objectives. These are intended to assure solid funding of its insurance subsidiaries’ long-term obligations to policyholders and other beneficiaries, and the necessary long-term stability of capital accounts.

The investment portfolio contains no significant direct insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations (“CDO’s”), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

Old Republic's equity investments at December 30, 2011 include common stock holdings in MGIC Investment Corporation fair valued at $50.3. These securities were acquired in 2007 and 2008 as passive long-term investment additions to a core segment of Old Republic’s business and were written down from their original cost through impairments recorded between 2008 and December 2011.

Substantially all changes in the shareholders’ equity account reflect the Company’s net income or loss, dividend payments to shareholders, and impairments or changes in market valuations of invested assets during the periods shown below:

	Shareholders’ Equity Per Share
	December 31,
	2011	2010	2009
Beginning balance	$16.16	$16.49	$15.91
Changes in shareholders’ equity:
Net operating income (loss)	(.86)	(.16)	(.67)
Net realized investment gains (losses):
From sales	.44	.29	.04
From impairments	(.13)	-	.21
Subtotal	.31	.29	.25
Net unrealized investment gains (losses)	.03	.40	1.59
Total realized and unrealized investment gains (losses)	.34	.69	1.84
Cash dividends	(.70)	(.69)	(.68)
Stock issuance, foreign exchange, and other transactions	(.18)	(.17)	.09
Net change	(1.40)	(.33)	.58
Ending balance	$14.76	$16.16	$16.49

Old Republic International Corporation

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) today, to discuss its fourth quarter and full year 2011 performance and to review major operating trends and business developments. To access this call, please log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software.

Investors may access a replay of the call by dialing 877-870-5176, passcode 4814817, which will be available through February 2, 2012. The replay will also be available on Old Republic International’s website through February 26, 2012.

Financial Supplement
A financial supplement to this news release is available on the Company's website.

About Old Republic
Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property & liability, mortgage guaranty, and title insurance fields. One of the nation’s 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $16.05 billion and shareholders’ equity of $3.77 billion or $14.76 per share. Its current stock market valuation is approximately $2.5 billion, or $9.48 per share.

The nature of Old Republic’s business requires that it be managed for the long run. For the 25 years ended in 2011, the Company’s total market return, with dividends reinvested, has grown at a compounded annual rate of 9.1 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.3 percent annual compound rate. During those years, Old Republic’s shareholders’ equity account, inclusive of cash dividends, has risen at an average annual rate of 10.8 percent per share, and the regular cash dividend has grown at a 10.0 percent annual compound rate. According to the most recent edition of Mergent’s Dividend Achievers, Old Republic is one of just 91 companies, out of 10,000-plus publicly held U.S. corporations, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Segmented Operating Summary
•	Safe Harbor Statement

Old Republic International Corporation

	Old Republic International Corporation
	Summary Financial Statements and Common Stock Statistics (Unaudited)
		December 31,
	SUMMARY BALANCE SHEETS:	2011	2010
	Assets:
	Cash and fixed maturity securities	$9,962.5	$9,663.6
	Equity securities	580.8	672.4
	Other invested assets	141.7	154.7
	Cash and invested assets	10,685.2	10,490.7
	Accounts and premiums receivable	1,039.0	1,022.9
Federal income tax recoverable:	Current	73.5	44.6
	Deferred	116.7	45.3
	Reinsurance balances recoverable	3,243.9	3,262.5
	Prepaid federal income taxes	1.0	102.9
	Sundry assets	890.9	913.4
	Total	$16,050.4	$15,882.7
	Liabilities and Shareholders’ Equity:
	Policy liabilities	$1,461.9	$1,424.9
	Benefit and claim reserves	8,786.6	8,814.6
	Debt	912.8	475.0
	Sundry liabilities	1,116.3	1,046.7
	Shareholders’ equity	3,772.5	4,121.4
	Total	$16,050.4	$15,882.7

		Quarters Ended		Years Ended
	SUMMARY INCOME STATEMENTS:	December 31,		December 31,
		2011	2010	2011	2010
	Net premiums and fees earned	$1,062.0	$1,024.1	$4,050.1	$3,573.5
	Net investment income	89.1	95.0	364.6	379.0
	Other income	28.6	26.7	115.2	41.0
	Net realized investment gains (losses)	127.6	29.4	115.5	109.1
	Total revenues	1,307.4	1,175.4	4,645.5	4,102.7
	Benefits and claims	684.9	661.9	2,746.3	2,265.3
	Sales and other expenses	543.2	537.1	2,135.9	1,809.7
	Total expenses	1,228.1	1,199.1	4,882.2	4,075.1
	Pretax income (loss)	79.2	(23.7)	(236.7)	27.6
	Income taxes (credits)	24.0	(10.3)	(96.1)	(2.5)
	Net income (loss)	$55.2	$(13.3)	$(140.5)	$30.1

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$.22	$(.05)	$(.55)	$.13
	Diluted	$.22	$(.05)	$(.55)	$.13
	Components of earnings per share:
	Basic, net operating income (loss)	$(.11)	$(.12)	$(.86)	$(.16)
	Realized investment gains (losses)	.33	.07	.31	.29
	Basic net income (loss)	$.22	$(.05)	$(.55)	$.13
	Diluted, net operating income (loss)	$(.11)	$(.12)	$(.86)	$(.16)
	Realized investment gains (losses)	.33	.07	.31	.29
	Diluted net income (loss)	$.22	$(.05)	$(.55)	$.13
	Cash dividends on common stock	$.1750	$.1725	$.7000	$.6900
	Book value per share			$14.76	$16.16
	Common shares outstanding:
	Average basic	255,292,231	254,594,687	255,045,210	241,075,488
	Average diluted	255,597,983	254,594,687	255,045,210	241,327,073
	Actual, end of period			255,681,677	255,045,124

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$55.2	$(13.3)	$(140.5)	$30.1
	Post-tax net unrealized gains (losses)	(31.7)	(108.2)	7.5	101.7
	Other adjustments	(39.1)	(.5)	(50.6)	3.4
	Net adjustments	(70.9)	(108.8)	(43.0)	105.2
	Comprehensive income (loss)	$(15.6)	$(122.1)	$(183.5)	$135.3

Old Republic International Corporation

Old Republic International Corporation
Segmented Operating Summary (Unaudited)

	Net							Pretax	Composite
	Premiums	Net				Sales &		Operating	Under-
	& Fees	Investment	Other	Operating	Benefits	Other	Total	Income	writing
	Earned	Income	Income	Revenues	& Claims	Expenses	Expenses	(Loss)	Ratios

Quarter Ended December 31, 2011

General	$566.2	$68.3	$27.2	$661.8	$384.9	$176.8	$561.7	$100.0	93.0%
Mortgage	108.7	11.5	.4	120.7	262.4	21.5	284.0	(163.2)	258.8
Title	372.1	6.9	.3	379.4	28.9	332.0	361.0	18.3	96.6
Other	14.9	2.2	.5	17.8	8.5	12.7	21.3	(3.5)	-
Consolidated	$1,062.0	$89.1	$28.6	$1,179.8	$684.9	$543.2	$1,228.1	$(48.3)	111.4%

Quarter Ended December 31, 2010

General	$534.2	$67.1	$24.8	$626.2	$399.5	$178.4	$578.0	$48.2	100.9%
Mortgage	113.0	19.1	1.1	133.3	223.6	20.1	243.8	(110.4)	213.5
Title	357.3	6.7	.3	364.4	30.0	326.1	356.1	8.3	98.0
Other	19.4	1.9	.4	21.8	8.7	12.4	21.1	.7	-
Consolidated	$1,024.1	$95.0	$26.7	$1,145.9	$661.9	$537.1	$1,199.1	$(53.1)	112.2%

Year Ended December 31, 2011

General	$2,167.7	$270.5	$108.8	$2,547.1	$1,544.8	$697.8	$2,242.7	$304.3	96.9%
Mortgage	444.9	59.2	1.9	506.1	1,057.1	127.1	1,184.3	(678.1)	261.5
Title	1,362.4	27.3	1.9	1,391.8	105.7	1,249.8	1,355.5	36.2	99.0
Other	74.9	7.4	2.4	84.8	38.5	61.0	99.5	(14.6)	-
Consolidated	$4,050.1	$364.6	$115.2	$4,529.9	$2,746.3	$2,135.9	$4,882.2	$(352.2)	115.8%

Year Ended December 31, 2010

General	$1,782.1	$260.1	$32.6	$2,074.9	$1,361.8	$540.3	$1,902.1	$172.7	103.0%
Mortgage	498.8	84.9	4.6	588.4	766.2	83.0	849.3	(260.8)	168.0
Title	1,211.0	26.5	1.2	1,238.8	96.8	1,132.5	1,229.4	9.4	101.0
Other	81.4	7.3	2.5	91.2	40.3	53.8	94.2	(2.8)	-
Consolidated	$3,573.5	$379.0	$41.0	$3,993.5	$2,265.3	$1,809.7	$4,075.1	$(81.5)	111.4%

Old Republic International Corporation

Safe Harbor Statement
Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company’s reports, press releases, and conference calls following earnings releases, can constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company’s future performance. With regard to Old Republic’s General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage Guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company’s widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company’s risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company’s 2010 Form 10-K annual report and Part II, Item 1A - Risk Factors, of the Company's most recent Form 10-Q quarterly report to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com